EXHIBIT 10.1

NORTHWEST BIOTHERAPEUTICS, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of April 2, 2015 (the “Effective Date”), by and between Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”) and Woodford Investment Management LLP as agent for the CF Woodford Equity Income Fund and other clients (the “Purchaser”).

Recitals

Whereas, the Company desires to issue and sell common stock of the Company on the terms and conditions set forth herein (the “Common Stock”), and has authorized such sale and issuance; and

Whereas, the Purchaser desires to purchase such Common Stock on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Agreement To Sell And Purchase.

The Purchaser hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Purchaser, an aggregate total of Forty Million Dollars (US$40,000,000) of initially unregistered common stock of the Company (being 5,405,405 shares) (the “Shares”), at a purchase price per Share (the “Purchase Price”) equal to Seven Dollars and Forty Cents ($7.40). The purchase of Shares will take place in two closings (the “Closings”), in the amount of Eleven Million Five Hundred Thousand Dollars ($11,500,000) (the “First Closing”) and Twenty-Eight Million, Five Hundred Thousand Dollars ($28,500,000) (the “Second Closing”), respectively, as provided in Section 2 hereof. As set forth in Section 3, the Company has authorized the sale and issuance of the Shares to the Purchaser.

2.            Closing, Delivery And Payment.

The First Closing will take place on or before April 8, 2015. The Second Closing will take place on or before April 30, 2015, or on such other date as the parties may mutually agree. At each Closing, the Company will deliver the applicable Shares to the Purchaser against payment of the applicable purchase price by wire transfer of immediately available funds to such account as may be designated by the Company.

3.            Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser that as of the Closing hereunder:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b) All necessary corporate proceedings, votes, resolutions and approvals relating to the issuance and sale of the Shares hereunder have been completed by the Company. Upon execution, this Agreement will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) The Shares purchased pursuant to this Agreement will be, upon payment by the Purchaser in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable. In the event that the Company fails to obtain approval by the U.S. SEC of a new shelf registration on Form S-3 in accordance with this Agreement, the Shares will automatically become free trading six (6) months after issuance pursuant to applicable U.S. securities laws (Rule 144).

4.            Warranties of the Purchaser.

The Purchaser hereby warrants to the Company that as of the Closing hereunder:

(a) The Purchaser has full power and authority to enter into this Agreement. All necessary corporate or other proceedings, votes, resolutions and approvals relating to the purchase of the Shares hereunder have been completed by the Purchaser. Upon execution, this Agreement will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) The Shares will be acquired for investment for the Purchaser’s own account or for the account of funds under management, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same except in compliance with applicable U.S. securities laws. The purchase of the Shares hereunder complies with applicable UK laws.

(c) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(d) The Purchaser is an experienced investor in securities of companies in the development stage, can bear the economic risk of its investment, including a total loss, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser has conducted its own due diligence review of the Company and received copies or originals of all documents it has requested from the Company.

5.            Legends.

The parties understand and agree that the Shares will not be registered at the time of issuance, but will be registered as promptly as practicable after the Closing. Subject to the provisions of Section 6 hereof, until the Shares have been registered, the certificates evidencing the Shares will bear the following legend (or a substantially similar legend) and such other legends as may be required by applicable laws of any state or foreign jurisdiction:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

6.            Registration.

6.1            Registration: The Company hereby agrees to file with the U.S. SEC, no later than two weeks after the Second Closing, a registration on Form S-3 which will include registration of the Shares issued pursuant to this Agreement (the “Registration”). The Company further agrees to use commercially reasonable best efforts to complete the Registration within sixty (60) days after the filing. Notwithstanding the foregoing and the provisions of Section 5 hereof, if the Company fails to complete the Registration as provided in this Section 6, the Shares will automatically become free trading six (6) months after issuance if the holder is not deemed to be an affiliate of the Company, or one (1) year after issuance if the holder is deemed to be an affiliate of the Company, pursuant to applicable U.S. securities laws (Rule 144).

6.2            Costs: The Company will bear all reasonable and customary expenses relating to the preparation and filing of the Registration pursuant to Section 6.1 hereof.

7.            Miscellaneous

7.1            Governing Law. This Agreement will be governed by and construed in accordance with the laws of England and Wales, without regard to principles of conflicts of law. The parties hereby agree that any legal action, suit or proceeding arising out of or relating to this Agreement will be brought in federal or state court located in London.

7.2            Entire Agreement; Amendments. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchaser.

7.3            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by email, provided a positive electronic delivery receipt is received and a copy is mailed by overnight delivery service no later than the next business day through a nationally recognized overnight delivery service; or (c) by overnight delivery through a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications will be, in the case of the Purchaser:

Woodford Investment Management LLP

9400 Garsington Rd.

Oxford,

OX4 2HN

United Kingdom

Attention:

and in the case of the Company:

Northwest Biotherapeutics

4800 Montgomery Lane

Suite 800

Bethesda, MD 20814

USA

Attention: Linda F. Powers

or at such other address and facsimile number as the receiving party will have furnished to the sending party in writing.

7.4            Severability. The representations, warranties, covenants and agreements made and incorporated by reference herein will survive any investigation made by or on behalf of the Purchaser or the Company, and will survive for two years after the Effective Date.

7.5            Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may transfer or assign all or any portion of its rights under this Agreement to any person or entity permitted under applicable securities laws.

7.6            Interpretations. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. All references to “$” or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement. All references to “including” will be deemed to mean “including, without limitation.”

7.7            Severability. In case any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

7.8            Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

[signatures on following page]

In Witness Whereof, the parties hereto have executed this Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

Northwest Biotherapeutics, Inc.

By: Linda F. Powers
Title: Chief Executive Officer

PURCHASER:

Woodford Investment Management LLP
As agent for the CF Woodford Equity Income Fund and other clients

By:
Title: